EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan of our reports dated February 14, 2018, with respect to the consolidated financial statements of Comerica Incorporated and the effectiveness of internal control over financial reporting of Comerica Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, Texas
November 7, 2018